UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2018 (October 9, 2018)

KLX Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36610	47-1639172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1300 Corporate Center Way, Wellington, Florida (Address of principal executive offices)	33414-2105 (Zip Code)

Registrant’s telephone number, including area code: (561) 383-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On October 9, 2018, the acquisition of KLX Inc. (“KLX” or the “Company”) by The Boeing Company (“Boeing”) was consummated pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of April 30, 2018, as amended June 1, 2018 (the “Merger Agreement”), by and among KLX, Boeing and Kelly Merger Sub, Inc., a wholly owned subsidiary of Boeing (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into KLX (the “Merger”), with KLX continuing as the surviving corporation. As a result of the Merger, KLX became a wholly owned subsidiary of Boeing.

Item 1.02. Termination of a Material Definitive Agreement.

On October 9, 2018, in connection with the closing of the Merger, KLX terminated all commitments to extend credit, and paid in full all monetary obligations outstanding, under the Amended and Restated Credit Agreement, dated as of May 19, 2015, as amended, among KLX, the lenders parties thereto, JP Morgan Chase Bank, N.A. as Administrative Agent and as U.S. Collateral Agent and JP Morgan Europe Limited as European Collateral Agent. No early termination penalty or premium was incurred by KLX in connection with such termination and payment.

In addition, on October 9, 2018, in connection with the closing of the Merger, KLX satisfied and discharged the Indenture, dated as of December 8, 2014, as amended, between KLX and Wilmington Trust, National Association (“Wilmington Trust”), as Trustee. In connection with the satisfaction and discharge, KLX issued a notice of redemption related to its 5.875% Senior Notes due 2022 pursuant to which such notes will be redeemed on December 1, 2018 at a redemption price of 102.938% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the redemption date. On October 9, 2018, Boeing placed $1,270,506,000 in trust with Wilmington Trust for purposes of funding the redemption.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 9, 2018, pursuant to the terms of the Merger Agreement, Boeing completed the acquisition of KLX through the Merger. As a result of the Merger, KLX became a wholly owned subsidiary of Boeing. At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any stockholder, each share of common stock, par value $0.01 per share, of KLX (“KLX Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of KLX Common Stock (i) held by KLX as treasury stock, (ii) held, directly or indirectly, by Boeing or Merger Sub immediately prior to the Effective Time or (iii) that were outstanding immediately prior to the Effective Time and that were held by any person who was entitled to demand, and properly demanded, appraisal of such shares pursuant to, and who complied in all respects with, Section 262 of the Delaware General Corporation Law), was converted into the right to receive the merger consideration (the “Merger Consideration”) from Boeing, which consisted of $63.00 per share in cash, without interest.

At the Effective Time, each award of KLX Common Stock subject to time-based, performance or other vesting or lapse restriction (each a “KLX Restricted Stock Award”) that remained outstanding immediately prior to the Effective Time, (i) became fully vested and, to the extent such award was subject to performance conditions, such performance conditions were deemed satisfied at the maximum level, and (ii) was canceled and converted into the right to receive a cash payment equal to the product of (a) the value of the Merger Consideration and (b) the number of shares of KLX Common Stock represented by such KLX Restricted Stock Award.

At the Effective Time, each KLX performance stock unit award, including any performance stock unit awards deferred under any of KLX’s deferred compensation plans or otherwise (each a “KLX PSU Award”), and each KLX restricted stock unit award, including any stock unit awards deferred under any of KLX’s deferred compensation plans or otherwise (each a “KLX RSU Award”), in each case, subject to time-based, performance or other vesting restrictions that remained outstanding immediately prior to the Effective Time, (i) became fully vested and, to the extent such award was subject to performance conditions, such performance conditions were deemed satisfied at the maximum level, and (ii) each KLX PSU Award and KLX RSU Award, in each case, was canceled and converted into the right to receive a lump sum cash payment with respect thereto equal to the product of the Merger Consideration and the number of shares of KLX Common Stock represented by such KLX PSU Award or KLX RSU Award.

The total aggregate consideration payable in the transaction was approximately $3.2 billion, excluding the assumption of net debt, in cash.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 1, 2018 and June 7, 2018, and the terms of which are incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2018, in connection with the consummation of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated, and requested that the trading of the Common Stock on Nasdaq be suspended prior to market open on such date. In addition, on October 9, 2018, the Company requested that Nasdaq file with the SEC a notification on Form 25 to delist the Common Stock from Nasdaq and to deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in the Introductory Note above and under Item 2.01 is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note above and under Items 2.01 and 3.01 above and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth in the Introductory Note above, under Item 2.01 above and under Item 5.02 below is incorporated by reference into this Item 5.01. The total aggregate consideration payable in the transaction was approximately $3.2 billion, excluding the assumption of net debt, in cash. Boeing financed the Merger with available cash.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger and pursuant to the terms of the Merger Agreement, from and after the Effective Time, the director of Merger Sub, Verett A. Mims, became the director of the Company, replacing Amin J. Khoury, John T. Collins, Peter V. Del Presto, Richard G. Hamermesh, Benjamin A. Hardesty, Stephen M. Ward, Jr., Theodore L. Weise and John T. Whates, Esq., each of whom submitted letters of resignation and ceased to be directors of the Company as of the Effective Time.

Additionally, in connection with the Merger, from and after the Effective Time, each of Amin J. Khoury, Thomas P. McCaffrey, Michael F. Senft, Gary Roberts, Roger Franks, Eric Wesch and Heather Floyd submitted letters of resignation and ceased to be officers of the Company. Following the resignation of such officers, the new officers of the Company are Christopher J. Wolter, Denise McKinney, Verett A. Mims, Gregory C. Vogelsperger and Stephanie L. Hernandez.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation of KLX that was in effect immediately prior to the Effective Time was amended in its entirety as set forth in Exhibit F to the Merger Agreement and, as so amended, is the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub that were in effect immediately prior to the Effective Time became the bylaws of the surviving corporation, except as to the name of the surviving corporation, which is “KLX Inc.” The amended certificate of incorporation of KLX and the bylaws of KLX as so amended are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1

Agreement and Plan of Merger, dated April 30, 2018, by and among KLX Inc., The Boeing Company and Kelly Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2018).*

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of June 1, 2018, by and between The Boeing Company, Kelly Merger Sub, Inc. and KLX Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2018).*

3.1	Amended and Restated Certificate of Incorporation of KLX Inc.

3.2	Amended and Restated By-Laws of KLX Inc.

*       Schedules have been omitted pursuant to Item 6.01(b)(2) of Regulation S-K. KLX hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLX Inc.

By:	/s/ Denise McKinney
Name: Denise McKinney
Title: Vice President

Date: October 9, 2018